Exhibit 10.1
SECOND AMENDMENT TO CREDIT AGREEMENT
Dated as of May 25, 2006
     This SECOND AMENDMENT TO CREDIT AGREEMENT (together with all Exhibits, Schedules and Annexes hereto, this “Amendment”) is among GNC CORPORATION (f/n/a General Nutrition Centers Holding Company), a Delaware corporation (“Holdings”), GENERAL NUTRITION CENTERS, INC., a Delaware corporation (the “Borrower”), the several banks and other financial institutions or entities from time to time party to the Credit Agreement referred to below (the “Lenders”), and LEHMAN COMMERCIAL PAPER INC., as administrative agent for the Lenders (in such capacity, the “Administrative Agent”).
PRELIMINARY STATEMENTS:
     A. The Borrower, Holdings, the Lenders, the Administrative Agent and Lehman Brothers Inc. and J.P. Morgan Securities Inc., as Arrangers, are parties to a Credit Agreement, dated as of December 5, 2003 (as amended and together with all Annexes, Exhibits and Schedules thereto, the “Credit Agreement”; capitalized terms used and not otherwise defined herein shall have the meanings ascribed to such terms in the Credit Agreement); and
     B. The Borrower has requested that the Required Lenders amend certain provisions of the Credit Agreement and the Lenders have agreed to such proposed amendments, subject to the terms and conditions contained herein.
     NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
1. Amendments to Credit Agreement. Subject to the satisfaction of the conditions set forth in Section 2 hereof, the Credit Agreement is amended as follows:
          (a) The following new definitions are hereby added to Section 1.1 of the Credit Agreement in the appropriate alphabetical order:
          “Current Interest Period”: as defined in Section 2.2.
          “Second Amendment”: the Second Amendment to this Agreement, dated as of May 25, 2006.
          “Second Amendment Effective Date”: the “Second Amendment Effective Date”, as defined in the Second Amendment.
          “Tranche C Term Loan”: as defined in Section 2.1.
          “Tranche C Term Loan Commitment”: as to any Tranche C Term Loan Lender, the obligation of such Lender, if any, to make a Term Loan to the Borrower hereunder, in a principal amount not to exceed the amount set forth under the heading “Tranche C Term Loan Commitment” opposite such Lender’s name on Schedule 1 to the Lender Addendum delivered by such Lender or in the Assignment and Acceptance pursuant to which such Lender became a party hereto, as the same may be changed from time to time pursuant to the terms hereof; provided that the original aggregate amount of the Tranche C Term Loan Commitments is $95,923,358.60.

          “Tranche C Term Loan Lender”: each Lender that has a Tranche C Term Loan Commitment or which is the holder of a Tranche C Term Loan.
          “Tranche C Term Loan Facility”: as defined in the definition of “Facility” in this Section 1.1.
          “Tranche C Term Loan Percentage”: as to any Tranche C Term Loan Lender at any time, the percentage which the aggregate principal amount of such Lender’s Tranche C Term Loans then outstanding constitutes of the aggregate principal amount of the Tranche C Term Loans then outstanding.
          (b) The definition of “Applicable Margin” in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety as follows:
          “Applicable Margin”: for each Type of Loan under each Facility, the rate per annum set forth opposite such Facility under the relevant column heading below:

	Base Rate	Eurodollar
	Loans	Loans
Revolving Credit Facilities (including Swing Line Loans)	2.00%	3.00%
Tranche B Term Loan Facility	2.00%	3.00%
Tranche C Term Loan Facility	1.75%	2.75%
provided, that on and after the first Adjustment Date occurring after the completion of two full fiscal quarters of the Borrower after the Closing Date (or, with respect to the Tranche C Term Loans, the Second Amendment Effective Date), the (a) Applicable Margins with respect to Revolving Credit Loans and Swing Line Loans will be determined pursuant to the Pricing Grid, (b) the Applicable Margin with respect to the Tranche B Term Loans shall be adjusted to 2.75% with respect to Eurodollar Loans and 1.75% with respect to Base Rate Loans (i) on such Adjustment Date and (ii) on any subsequent Adjustment Date, in each case, if the financial statements relating to such Adjustment Date demonstrate that the Consolidated Leverage Ratio is less than 3.00 to 1.00, with such adjustment to become effective on the date on which the relevant financial statements are delivered to the Lenders pursuant to Section 6.1 and to remain in effect until the next adjustment and (c) the Applicable Margin with respect to the Tranche C Term Loans shall be adjusted to 2.50% with respect to Eurodollar Loans and 1.50% with respect to Base Rate Loans (i) on such Adjustment Date and (ii) on any subsequent Adjustment Date, in each case, if the financial statements relating to such Adjustment Date demonstrate that the Consolidated Leverage Ratio is less than 3.00 to 1.00, with such adjustment to become effective on the date on which the relevant financial statements are delivered to the Lenders pursuant to Section 6.1 and to remain in effect until the next adjustment.
          (c) The definition of “Available Cash” in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety as follows:
          “Available Cash”: (a) cash amounts available to the Borrower for Indenture Restricted Payments under Section 4.07 of the Senior Subordinated Note Indenture as in effect on the First Amendment Effective Date and (b) the Net Cash Proceeds of any issuance of Capital Stock.

          (d) The definition of “Commitment” contained in Section 1.1 of the Credit Agreement is hereby amended to insert the phrase “the Tranche C Term Loan Commitment” immediately after the phrase “the Tranche B Term Loan Commitment,”.
          (e) The definition of “Excluded Equity” contained in Section 1.1 of the Credit Agreement is hereby deleted in its entirety.
          (f) The definition of “Facility” contained in Section 1.1 of the Credit Agreement is hereby amended (i) to re-letter clause (b) as clause (c) and (ii) to insert the following new clause (b): “, (b) the Tranche C Term Loan Commitments and the Tranche C Term Loans made thereunder (the “Tranche C Term Loan Facility”)”.
          (g) The definition of “Interest Period” contained in Section 1.1 of the Credit Agreement is hereby amended to insert the phrase “or the Tranche C Term Loans” immediately after the phrase “the Tranche B Term Loans” in clause (b) thereof.
          (h) The definition of “Term Loan Facility” contained in Section 1.1 of the Credit Agreement is hereby amended to insert the phrase “and the Tranche C Term Loan Facility, as applicable” immediately after the phrase “the Tranche B Term Loan Facility”.
          (i) The definition of “Term Loan Lenders” contained in Section 1.1 of the Credit Agreement is hereby amended to insert the phrase “and the Tranche C Term Loan Lenders, as applicable” immediately after the phrase “the Tranche B Term Loan Lenders”.
          (j) The definition of “Term Loans” contained in Section 1.1 of the Credit Agreement is hereby amended to insert the phrase “and the Tranche C Term Loans, as applicable” immediately after the phrase “the Tranche B Term Loans”.
          (k) Section 2.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
          2.1 Term Loan Commitments. Subject to the terms and conditions hereof, the Tranche B Term Loan Lenders severally agree to make term loans (each, a “Tranche B Term Loan”) to the Borrower on the Closing Date in an amount for each Tranche B Term Loan Lender not to exceed the amount of the Tranche B Term Loan Commitment of such Lender and the Tranche C Term Loan Lenders severally agree to make term loans (each, a “Tranche C Term Loan”) to the Borrower on the Second Amendment Effective Date in an amount for each Tranche C Term Loan Lender not to exceed the amount of the Tranche C Term Loan Commitment of such Lender. The Term Loans may from time to time be Eurodollar Loans or Base Rate Loans, as determined by the Borrower and notified to the Administrative Agent in accordance with Sections 2.2 and 2.13.
          (l) Section 2.2 of the Credit Agreement is hereby amended by inserting the following additional language at the end thereof:
          The Borrower shall deliver to the Administrative Agent a Borrowing Notice (which Borrowing Notice must be received by the Administrative Agent prior to 10:00 A.M., New York City time, not less than one Business Day prior to the anticipated Second Amendment Effective Date) requesting that the Tranche C Term Loan Lenders make the Tranche C Term Loans on the Second Amendment Effective Date and specifying the amount to be borrowed. Upon receipt of such Borrowing Notice the Administrative Agent shall promptly notify each Tranche C Term Loan

Lender thereof. Not later than 12:00 Noon, New York City time, on the Second Amendment Effective Date each Tranche C Term Loan Lender shall make available to the Administrative Agent at the Funding Office an amount in immediately available funds equal to the Tranche C Term Loan to be made by such Lender; provided, however, that, at the option of each Tranche C Term Loan Lender that holds a Tranche B Term Loan immediately prior to giving effect to the Second Amendment and notwithstanding Section 2.18, all or a portion of the aggregate amount of such Tranche B Term Loans of such Tranche C Term Loan Lender may be converted to Tranche C Term Loans in satisfaction of the foregoing funding requirement. Subject to the immediately preceding sentence and notwithstanding Section 2.18, the Administrative Agent shall use the amounts made available to the Administrative Agent by the Tranche C Term Loan Lenders to repay the amounts due under the Tranche B Term Loans outstanding on the Second Amendment Effective Date. Notwithstanding anything to the contrary in this Agreement, the Interest Period and respective Eurodollar Rate in effect on the Second Amendment Effective Date in respect of the Tranche B Term Loans outstanding on the Second Amendment Effective Date that are being converted to Tranche C Term Loans on the Second Amendment Effective Date (the “Current Interest Period”) will continue to be in effect for such Term Loans following the Second Amendment Effective Date, and, notwithstanding the definition of “Interest Period,” the initial Interest Period of any new Tranche C Term Loan funded on the Second Amendment Effective Date will end on the last day of the Current Interest Period, the Eurodollar Rate applicable during such initial Interest Period to any such new Term Loans will be the same as the Eurodollar Rate in effect on the Second Amendment Effective Date in respect of the Tranche B Term Loans that are being converted and, as of the Second Amendment Effective Date (and notwithstanding the definition of “Eurodollar Tranche”), all Tranche C Term Loans will be deemed to be within the same Eurodollar Tranche.
          (m) Section 2.3 of the Credit Agreement is hereby amended by inserting the following additional language at the end thereof:
          The Tranche C Term Loan of each Tranche C Term Loan Lender shall mature in 15 consecutive quarterly installments, commencing on June 30, 2006, each of which shall be in an amount equal to such Lender’s Tranche C Term Loan Percentage multiplied by the amount set forth below opposite such installment:

Installment	Principal Amount
June 30, 2006	$245,328.28
September 30, 2006	$245,328.28
December 31, 2006	$245,328.28
March 31, 2007	$245,328.28
June 30, 2007	$245,328.28
September 30, 2007	$245,328.28
December 31, 2007	$245,328.28
March 31, 2008	$245,328.28
June 30, 2008	$245,328.28
September 30, 2008	$245,328.28
December 31, 2008	$245,328.28
March 31, 2009	$23,306,186.88
June 30, 2009	$23,306,186.88
September 30, 2009	$23,306,186.88
December 5, 2009	$23,306,186.88

          (n) Section 2.12(a) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
          (a) Unless the Required Lenders shall otherwise agree, if Indebtedness is incurred by Holdings, the Borrower or any of its Subsidiaries (other than Excluded Debt), then no later than one Business Day after the date of such incurrence, an amount equal to 100% of the Net Cash Proceeds thereof shall be applied to the prepayment of the Term Loans (together with accrued interest thereon) and or the permanent reduction of the Revolving Credit Commitments, in each case as set forth in Section 2.12(d). The provisions of this Section do not constitute a consent to the incurrence of any Indebtedness by Holdings, the Borrower or any of its Subsidiaries.
          (o) Section 2.18(a) of the Credit Agreement is hereby amended to insert the phrase “, Tranche C Term Loan Percentages” immediately after the phrase “Tranche B Term Loan Percentages”.
          (p) Section 7.5 of the Credit Agreement is hereby amended by (i) deleting “and’ at the end of subsection (k) thereof, (ii) inserting “; and” in lieu of the period at the end of subsection (l) thereof and (iii) inserting the following at the end thereof:
          (m) the offer and sale by Holdings of its Capital Stock.
          (q) Section 7.6 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
          7.6 Limitation on Restricted Payments. Declare or pay any dividend on (other than dividends payable solely in common stock of the Person making the dividend so long as the ownership interest of any Guarantor in such Person is not diluted), or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any Capital Stock of Holdings, the Borrower or any of its Subsidiaries, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of Holdings, the Borrower or any of its Subsidiaries (collectively, “Restricted Payments”), except that (a) the Borrower and its Subsidiaries may make Indenture Restricted Payments and (b) Holdings may make Restricted Payments with the proceeds of any Indenture Restricted Payments received by it and Holdings may make additional Restricted Payments with Available Cash to the extent such cash has not been used to make Investments pursuant to Sections 7.8(i), (l), (m) or (p), Capital Expenditures pursuant to Section 7.7(c) or other Restricted Payments pursuant to this Section 7.6, or to pay, prepay, repurchase, redeem or defease the Senior Subordinated Notes pursuant to Section 7.9(a), in each case, so long as (i) no Event of Default has occurred and is continuing or would occur as a result of the making of such Restricted Payment and (ii) the Borrower would be in pro forma compliance with Section 7.1 as if such Restricted Payment had been made on the first day of the most recently ended fiscal quarter of the Borrower.
          (r) Section 10.2 of the Credit Agreement is hereby amended to delete the notice address for Skadden, Arps, Slate, Meagher & Flom, LLP included therein and insert the following in lieu thereof:
Gardere Wynne Sewell LLP
1601 Elm Street, Suite 3000
Dallas, TX 75201-4761
Attention: Ronald M. Gaswirth
Telecopy: 214-999-3601

Telephone: 214-999-4601
2. Conditions to Effectiveness. The effectiveness of the amendments contained in Section 1 of this Amendment are conditioned upon satisfaction of the following conditions precedent (the date on which all such conditions precedent have been satisfied being referred to herein as the “Second Amendment Effective Date” which shall be determined by the date upon which the Administrative Agent delivers to the Borrower counterparts of this Amendment executed by the Administrative Agent):
          (a) the Administrative Agent shall have received signed written authorization from the Required Lenders to execute this Amendment, and shall have received counterparts of this Amendment signed by each of the Borrower, Holdings and the Administrative Agent;
          (b) the Administrative Agent shall have received counterparts of the consent of the Guarantors attached hereto as Annex I (the “Consent”) executed by each of the Guarantors;
          (c) each of the representations and warranties in Section 3 below shall be true and correct in all material respects on and as of the Second Amendment Effective Date;
          (d) the Administrative Agent shall have received payment in immediately available funds of all expenses incurred by the Administrative Agent (including, without limitation, legal fees) reimbursable under the Credit Agreement and for which invoices have been presented;
          (e) the Administrative Agent shall have received (i) commitments from banks and other financial institutions with respect to the Tranche C Term Loans in an aggregate principal amount equal to $95,923,358.60 and (ii) as applicable (x) a fully executed Lender Addendum in the form attached hereto as Annex II with respect to each such bank or other financial institution committing to fund such Tranche C Term Loans (and pursuant to which on the Second Amendment Effective Date such bank or other financial institution shall become a Tranche C Term Loan Lender, for all purposes under the Credit Agreement) or (y) a fully executed Conversion Notice in the form attached hereto as Annex III with respect to each Tranche B Term Lender irrevocably electing to convert its Tranche B Term Loans (and pursuant to which on the Second Amendment Effective Date the outstanding principal amount of Tranche B Term Loans held by such Lender shall convert into Tranche C Term Loans) (it being agreed and understood that delivery of a fully executed Conversion Notice by a Lender shall be deemed to constitute an authorization by such Lender directing the Administrative Agent to execute this Amendment);
          (f) the Administrative Agent shall be satisfied that, simultaneously with the borrowing of the Tranche C Term Loans on the Second Amendment Effective Date, the Tranche B Term Loans will be converted into Tranche C Term Loans or repaid in full by the Borrower; and
          (g) the Administrative Agent shall have received such other documents, instruments, certificates, opinions and approvals as it may reasonably request.
3. Representations and Warranties. Each of the Borrower and Holdings represents and warrants jointly and severally to the Administrative Agent and the Lenders as follows:
          (a) Authority. Each of the Borrower and Holdings has the corporate or other organizational power and authority, and the legal right, to make, deliver and perform this Amendment and to perform its obligations hereunder and under the Credit Agreement (as amended hereby). Each of the Guarantors has the corporate or other organizational power and authority, and the legal right, to make and deliver the Consent. The execution, delivery and performance (i) by the Borrower and Holdings of this Amendment and the Credit Agreement (as amended hereby) and the transactions contemplated hereby and thereby and (ii) by the Guarantors of the Consent, in each case, have been authorized by all necessary corporate or other action of such Person. No material consent or authorization of, filing with, notice to or other act by or in respect of, any governmental Authority or any other Person is required in connection with the execution, delivery, performance, validity or enforceability of this Amendment or the Consent.
          (b) Enforceability. Each of the Consent, this Amendment, and, after giving effect to this Amendment, the Credit Agreement and the other Loan Documents has been duly executed and delivered on behalf of each Loan Party that is party thereto. Each of the Consent, this Amendment and the Credit Agreement as amended hereby (i) constitutes a legal, valid and binding obligation of each Loan Party hereto, enforceable against each such Loan Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law) and (ii) is in full force and effect. Neither the execution, delivery or performance of the Consent or this Amendment or the performance of the Credit Agreement (as amended hereby), nor the performance of the transactions contemplated hereby or thereby, will adversely affect the validity, perfection or priority of the Administrative Agent’s Lien on any of the Collateral or its ability to realize thereon. This Amendment is effective to amend the Credit Agreement as provided therein.
          (c) Representations and Warranties. After giving effect to this Amendment, the representations and warranties contained in the Credit Agreement and the other Loan Documents (other than any such representations and warranties that, by their terms, are specifically made as of an earlier date) are true and correct in all material respects on and as of the date hereof as though made on and as of the date hereof.
          (d) No Conflicts. Neither the execution, delivery and performance of the Consent, this Amendment, nor the performance of and compliance with the terms and provisions hereof or of the Credit Agreement (as amended hereby) by any Loan Party will, at the time of such performance, (a) violate any Requirement of Law or any material Contractual Obligation of any Loan Party (including, without limitation, the Senior Subordinated Note Indenture) or (b) result in, or require, the creation or imposition of any Lien (other than Liens created by the Loan Documents) on any of their respective properties or revenues pursuant to any Requirement of Law or any such Contractual Obligation.
          (e) No Default. Both before and after giving effect to this Amendment, no event has occurred and is continuing that constitutes a Default or Event of Default.
4. Reference to and Effect on Credit Agreement.
          (a) Upon and after the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended hereby. This Amendment is a Loan Document.
          (b) Except as specifically amended above, the Credit Agreement and the other Loan Documents are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed. Without limiting the generality of the foregoing, the Security Documents and all of the Collateral described therein do and shall continue to secure the payment of all Obligations under and as defined therein.
          (c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Secured Party under any of the Loan Documents, nor, except as expressly provided herein, constitute a waiver or amendment of any provision of any of the Loan Documents.
5. Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by facsimile shall be effective as delivery of a manually executed counterpart of this Amendment.
6. Severability. Any provision of this Amendment that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
7. Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.
[Signature pages follow]

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first written above.

LEHMAN COMMERCIAL PAPER INC.,
as Administrative Agent

By:	/s/ Ritam Bhalla

	Name:	Ritam Bhalla
	Title:	Authorized Signatory

GENERAL NUTRITION CENTERS INC., as Borrower

By:	/s/ Mark L. Weintrub

	Name:	Mark L. Weintrub
	Title:	Senior Vice President and Chief Legal Officer

GNC CORPORATION (f/n/a General Nutrition Centers Holding Company)

By:	/s/ Mark L. Weintrub

	Name:	Mark L. Weintrub
	Title:	Senior Vice President and Chief Legal Officer

ANNEX I
CONSENT OF GUARANTORS
     Each of the undersigned is a Guarantor of the Obligations of the Borrower under the Credit Agreement and hereby (a) consents to the foregoing Amendment, (b) acknowledges that notwithstanding the execution and delivery of the foregoing Amendment, the obligations of each of the undersigned Guarantors are not impaired or affected and all guaranties given to the holders of Obligations and all Liens granted as security for the Obligations continue in full force and effect, and (c) confirms and ratifies its obligations under the Guarantee and Collateral Agreement and each other Loan Document executed by it. Capitalized terms used herein without definition shall have the meanings given to such terms in the Amendment to which this Consent is attached or in the Credit Agreement referred to therein, as applicable.
     IN WITNESS WHEREOF, each of the undersigned has executed and delivered this Consent of Guarantors as of May 25, 2006.
[Signature pages follow]

GENERAL NUTRITION CENTERS, INC.
GENERAL NUTRITION, INCORPORATED
GENERAL NUTRITION CORPORATION
NUTRA MANUFACTURING, INC. (f/k/a Nutricia Manufacturing USA, Inc.)
GNC FRANCHISING, LLC (f/k/a GNC Franchising, Inc.)
GENERAL NUTRITION INTERNATIONAL, INC.
GENERAL NUTRITION INVESTMENT COMPANY
GENERAL NUTRITION SYSTEMS, INC.
GENERAL NUTRITION DISTRIBUTION COMPANY
GNC CANADA LIMITED (f/k/a GNC, Limited)
GNC (CANADA) HOLDING COMPANY
INFORMED NUTRITION, INC.
GENERAL NUTRITION GOVERNMENT SERVICES, INC.
GN INVESTMENT, INC.
NUTRA SALES CORPORATION (f/k/a General Nutrition Sales Corporation)
GNC US DELAWARE, INC.
GNC CORPORATION (f/n/a General Nutrition Centers Holding Company)
GENERAL NUTRITION COMPANIES, INC.

By:	/s/ Mark L. Weintrub

	Name:	Mark L. Weintrub
	Title:	Senior Vice President and Chief Legal Officer
for each of the above named Loan Parties

GENERAL NUTRITION DISTRIBUTION, L.P.
By: General Nutrition, Incorporated, its general partner

By:	/s/ Mark L. Weintrub

	Name:	Mark L. Weintrub
	Title:	Senior Vice President and Chief Legal Officer

ANNEX II
LENDER ADDENDUM
     Reference is made to the Credit Agreement, dated as of December 5, 2003 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among GNC Corporation (f/n/a General Nutrition Centers Holding Company), a Delaware corporation, General Nutrition Centers, Inc., a Delaware corporation, as the Borrower, the several banks and other financial institutions or entities from time to time parties thereto as Lenders, Lehman Brothers Inc. and J.P. Morgan Securities Inc., as joint lead arrangers and joint book runners, JPMorgan Chase Bank, as syndication agent, and Lehman Commercial Paper Inc., as administrative agent. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.
     Upon execution and delivery of this Lender Addendum by the parties hereto as provided in Section 10.17 of the Credit Agreement, the undersigned hereby becomes a Lender thereunder having the Commitment set forth in Schedule 1 hereto, effective as of the Second Amendment Effective Date.
     THIS LENDER ADDENDUM SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
     This Lender Addendum may be executed by one or more of the parties hereto on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page hereof by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.
[Signature page to follow]

     IN WITNESS WHEREOF, the parties hereto have caused this Lender Addendum to be duly executed and delivered by their proper and duly authorized officers as of this 25th day of May, 2006.

Name of Lender

By:

Name:
Title:

Accepted and agreed:

GNC CORPORATION

By:
Name:
Title:

GENERAL NUTRITION CENTERS, INC.

By:
Name:
Title:

LEHMAN COMMERCIAL PAPER INC., as
Administrative Agent

By:
Name:
Title:

COMMITMENTS AND NOTICE ADDRESS

1.	Name of Lender:

Notice Address:

Attention:

Telephone:
Facsimile:

2.	Tranche C Term Loan Commitment:

ANNEX III
CONVERSION NOTICE
     Reference is made to (a) Credit Agreement dated as of December 5, 2003 (as amended from time to time prior to the date hereof, the “Credit Agreement”), among GNC Corporation (f/n/a General Nutrition Centers Holding Company), General Nutrition Centers Holding Company, General Nutrition Centers, Inc. (the “Borrower”), the banks and other financial institutions and entities from time to time party thereto (the “Lenders”), Lehman Commercial Paper Inc., as administrative agent for the Lenders (in such capacity, the “Administrative Agent”), and the other persons party thereto and (b) the proposed Second Amendment to the Credit Agreement (the “Second Amendment”). Capitalized terms used but not otherwise defined herein are used with the meanings attributed thereto in the Credit Agreement.
     The undersigned Lender hereby irrevocably and unconditionally elects to convert $___of the outstanding principal amount of the Tranche B Term Loan held by such Lender into a Tranche C Term Loan (as defined in the Second Amendment) in a principal amount equal to the amount of the Tranche B Term Loan converted hereby, effective only if, and only as and when the Second Amendment becomes effective in accordance with its terms.
     This Conversion Notice shall be governed by, and construed and interpreted in accordance with, the laws of the state of New York.
     This Conversion Notice may be executed by the parties hereto on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page hereof by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.
     IN WITNESS WHEREOF, the parties hereto have caused the Conversion Notice to be duly executed and delivered by their proper and duly authorized officers as of this 25th day of May, 2006.

Name of Lender

By:

Name:
Title: